                                                                     Exhibit 2.1

                              AGREEMENT OF MERGER


          THIS AGREEMENT OF MERGER dated as of this 28th day of February, 1995, is entered into between GTE SOUTHWEST INCORPORATED, a Delaware corporation ("Southwest"), CONTEL OF THE WEST, INC., an Arizona corporation ("West"), and CONTEL OF TEXAS, INC., a Texas corporation ("Texas").

                                  I.  RECITALS

          A. GTE Corporation, a New York corporation ("GTE"), now owns or will own at all times pertinent hereto, including the Effective Date of the merger, all of the common stock of Southwest, West and Texas.

          B. Southwest, West and Texas desire that West and Texas be merged into Southwest and that Southwest be the surviving corporation. The laws of the states of Arizona, Texas and Delaware permit this merger.

          C. The outstanding capital stock of Southwest consists of 6,450,000 shares of common stock.

          D. The outstanding capital stock of West consists of 6,806 shares of common stock.

          E. The outstanding capital stock of Texas consists of 796,412 shares of common stock.

                                  II.  MERGER

          A. The manner of converting the shares of each of the constituent corporations into shares of the surviving corporation and such other provisions as are deemed necessary or desirable to
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accomplish the merger are contained in the Plan of Merger appended hereto as
Exhibit 1.

          B. On the Effective Date of the merger, as defined hereafter in paragraph C., the assets and liabilities of Southwest, West and Texas shall be carried on the books of the surviving corporation at the amounts at which they respectively were carried on such date on the books of Southwest, West and Texas. The capital surplus and earned surplus of the surviving corporation shall be the sum of the respective capital surpluses and earned surpluses of Southwest, West and Texas subject in each case to such adjustment, eliminations or transfers as may be required to give effect to the merger. Except as from time to time restricted by contract or by statute, the aggregate amount of the net assets of Southwest, West and Texas which was legally available for the payment of dividends immediately prior to the merger shall continue to be legally available for the payment of dividends by the surviving corporation.

          C. This merger shall become effective upon the date of filing of a Certificate of Merger with the Secretary of State of the State of Delaware, where the surviving corporation is domiciled, which date is herein called the "Effective Date."

          D. The merger may be abandoned and terminated at any time by mutual agreement of the Boards of Directors of the merging companies.

          E. This Agreement embodies the entire agreement and understanding of the parties relating to its subject matter and supersedes any prior agreements and understandings relating thereto.

          F. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed
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an original, but all of which together shall constitute one and the same document.

          IN WITNESS WHEREOF, this Agreement of Merger has been signed by the President or a Vice President and the Secretary or an Assistant Secretary of each of the corporations and each of the corporations has caused the corporate seal to be hereunto affixed, all as of the day first above written, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors.

                                          GTE SOUTHWEST INCORPORATED

ATTEST:


J. Wilma Aly                              By: Katherine J. Harless
------------------------                     ---------------------------
J. Wilma Aly                                 Katherine J. Harless
Assistant Secretary                          President

                                          CONTEL OF THE WEST, INC.
ATTEST:

Mary W. Clark                             By: Katherine J. Harless
------------------------                     ---------------------------
Mary W. Clark                                Katherine J. Harless
Assistant Secretary                          President

                                          CONTEL OF TEXAS, INC.
ATTEST:

Mary W. Clark                             By: Katherine J. Harless
------------------------                     ---------------------------
Mary W. Clark                                Katherine J. Harless
Assistant Secretary                          President

                                                                       EXHIBIT 1
                                 PLAN OF MERGER

                                       OF

                            CONTEL OF THE WEST, INC.

                                      AND

                             CONTEL OF TEXAS, INC.

                                      INTO

                           GTE SOUTHWEST INCORPORATED


                                       I.

The Corporations Proposing to Merge

          Contel of the West, Inc. (hereinafter referred to as "West"), an Arizona corporation, and Contel of Texas, Inc. (hereinafter referred to as "Texas"), a Texas corporation, will be merged into GTE Southwest Incorporated (hereinafter referred to as "Southwest"), a Delaware corporation, the latter being the surviving corporation which is already qualified to transact business as a foreign corporation in the States of Arkansas, New Mexico, Oklahoma, and Texas.

          The foregoing corporations are hereinafter sometimes referred to collectively as the "constituent corporations."

                                      II.

Terms and Conditions of the Merger

          The terms and conditions of the merger are as follows:

          (a) Prior to the effective date, Contel Corporation will distribute one hundred percent (100%) of the shares of West and Texas to GTE Corporation pursuant to the plan of liquidation of Contel Corporation adopted on January 7, 1993.
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          (b)     On the effective date, West and Texas will be merged into
Southwest, and Southwest will exchange 50,000 shares of its common stock with GTE Corporation for all of the outstanding shares of common stock of West (6,806 shares) and Texas (796,412 shares).

          (c) No later than the effective date, the following securities of Texas will be assumed by Southwest:

          Description of the Security                  Outstanding Amount
          ---------------------------                     as of 2-28-95
                                                       ------------------
GTE Texas (Contel)
------------------

8.750% Series G First Mortgage Bonds Due 04/01/1999            4,000,000
8.500% Series K First Mortgage Bonds Due 01/15/2003            2,160,000
9.700% Series S First Mortgage Bonds Due 07/01/2002           10,908,000
9.740% Series T First Mortgage Bonds Due 05/15/2013           13,200,000
9.360% Series U First Mortgage Bonds Due 09/15/2014           35,000,000


         (d) There are no outstanding securities of West to be assumed by Southwest.

         (e) The merger is intended to qualify as tax-free under Section 368(a)(1)(A) of the Internal Revenue Code of 1986 as amended.

                                      III.

Restated Articles of Incorporation and Surviving Corporation

         The Restated Articles of Incorporation of the surviving corporation will not be affected by the merger.

                                      IV.

Bylaws of Surviving Corporation

         The Bylaws of the surviving corporation will not be affected by this merger.
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                                       V.

Additional Description of Surviving Corporation

         On the Effective Date, the directors of Southwest shall become the directors of the surviving corporation.

                                      VI.

Approval of the Plan

         This Plan will be submitted for consideration to the Board of Directors of each of the constituent corporations. If the Plan is duly approved by resolution of the Board of Directors of each of the constituent corporations, then the Plan will be submitted for approval by the respective stockholders in the manner required by the laws of the respective states of incorporation. In the event the Plan is duly approved by the stockholders, the Plan, together with other appropriate documentation, will be filed, and the merger will become effective, in accordance with the laws of the state of Delaware.
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THE STATE OF TEXAS        )
                          )  ss.
COUNTY OF DALLAS          )

         BE IT REMEMBERED that on this 28th day of February, 1995, personally came before me, a Notary Public in and for the State of Texas, Katherine J. Harless and J. Wilma Aly, President and Assistant Secretary, respectively, of GTE SOUTHWEST INCORPORATED, a corporation of the State of Delaware, the corporation described in and which executed the foregoing Agreement of Merger and Plan of Merger, known to me to personally be such, and they, and each of them, duly executed said Agreement of Merger and Plan of Merger before me and acknowledged the said Agreement of Merger and Plan of Merger to be their act and deed and the act and deed of the corporation; that the signatures of the said President and Assistant Secretary of the corporation to the foregoing Agreement of Merger and Plan of Merger are in the handwriting of the said President and Assistant Secretary of said corporation, respectively, and that the seal affixed to said Agreement of Merger and Plan of Merger is the corporate seal of the corporation, and that the facts stated therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year aforesaid.

                                        Mary Kay Skinner
                                        ------------------------------
                                        Mary Kay Skinner
                                        Notary Public, State of Texas

THE STATE OF TEXAS        )
                          )  ss.
COUNTY OF DALLAS          )


         BE IT REMEMBERED that on this 28th day of February, 1995, personally came before me, a Notary Public in and for the State of Texas, Katherine J. Harless and Mary W. Clark, President and Assistant Secretary, respectively, of CONTEL OF THE WEST, INC., a corporation of the State of Arizona, the corporation described in and which executed the foregoing Agreement of Merger and Plan of Merger, known to me to personally be such, and they, and each of them, duly executed said Agreement of Merger and Plan of Merger before me and acknowledged the said Agreement of Merger and Plan of Merger to be their act and deed and the act and deed of the corporation; that the signatures of the said President and Assistant Secretary of the corporation to the foregoing Agreement of Merger and Plan of Merger are in the handwriting of the said President and Assistant Secretary of said corporation, respectively, and that the seal affixed to said Agreement of Merger and Plan of Merger is the corporate seal of the corporation, and that the facts stated therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year aforesaid.



                                        Mary Kay Skinner
                                        ------------------------------
                                        Mary Kay Skinner
                                        Notary Public, State of Texas

THE STATE OF TEXAS        )
                          )  ss.
COUNTY OF DALLAS          )

         BE IT REMEMBERED that on this 28th day of February, 1995, personally came before me, a Notary Public in and for the State of Texas, Katherine J. Harless and Mary W. Clark, President and Assistant Secretary, respectively, of CONTEL OF TEXAS, INC., a corporation of the State of Texas, the corporation described in and which executed the foregoing Agreement of Merger and Plan of Merger, known to me to personally be such, and they, and each of them, duly executed said Agreement of Merger and Plan of Merger before me and acknowledged the said Agreement of Merger and Plan of Merger to be their act and deed and the act and deed of the corporation; that the signatures of the said President and Assistant Secretary of the corporation to the foregoing Agreement of Merger and Plan of Merger are in the handwriting of the said President and Assistant Secretary of said corporation, respectively, and that the seal affixed to said Agreement of Merger and Plan of Merger is the corporate seal of the corporation, and that the facts stated therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year aforesaid.


                                        Mary Kay Skinner
                                        ------------------------------
                                        Mary Kay Skinner
                                        Notary Public, State of Texas